UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

OXO

(Exact name of registrant as specified in its charter)

State of Incorporation: Wyoming

I.R.S. Employer Identification No.: 39-3653314

Principal Executive Offices: 412 N MAIN ST STE 100, BUFFALO, WY

Zip Code: 82834

Securities to be registered pursuant to Section 12(b) of the Act:    None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates:    333-294204

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock $0.0001 par value

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock of OXO (the “Company”) registered hereby is incorporated herein by reference to “Prospectus Summary,” and “Description of Securities to be Registered,” “Plan of Distribution,” in the prospectus contained in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2026 (File No. 333-294204) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus and supplements to the prospectus relating thereto filed subsequently under the Securities Act of 1933.

ITEM 2. EXHIBITS

Exhibit Number	Description
1	The Registrant’s Registration Statement on Form S-1 (No. 333-294204) (the “Registration Statement”)
2	Articles of Incorporation incorporated herein by reference to Exhibit 3.1 to the Registration Statement
3	Bylaws incorporated herein by reference to Exhibit 3.2 to the Registration Statement
4	Legal Opinion Regarding the Legality of the Securities Being Registered incorporated herein by reference to Exhibit 5.1 to the Registration Statement
5	CEO Employment Agreement incorporated herein by reference to Exhibit 10.1 to the Registration Statement
6	CTO Employment Agreement incorporated herein by reference to Exhibit 10.2 to the Registration Statement
7	Form of Stock Subscription Agreement incorporated herein by reference to Exhibit 10.3 to the Registration Statement
8	Digital Platform Purchase Agreement dated August 3, 2025 incorporated herein by reference to Exhibit 10.4 to the Registration Statement
9	Capital Contribution Agreement (dated August 20, 2025) incorporated herein by reference to Exhibit 10.5 to the Registration Statement
10	Consulting Agreement (dated August 29, 2025) incorporated herein by reference to Exhibit 10.6 to the Registration Statement
11	Digital Platform Development Agreement (dated August 28, 2025) incorporated herein by reference to Exhibit 10.7 to the Registration Statement
12	Co-Agreement for Branding and Promotional Services dated August 20, 2025 incorporated herein by reference to Exhibit 10.8 to the Registration Statement
13	Employment Agreement – General Manager incorporated herein by reference to Exhibit 10.9 to the Registration Statement
14	Consent of Independent Registered Public Accounting Firm incorporated herein by reference to Exhibit 23.1 to the Registration Statement
15	Consent of Counsel incorporated herein by reference to Exhibit 23.2 (included in Exhibit 5.1) to the Registration Statement
16	Filing Fee Table referenced herein by Exhibit 107 to the Registration Statement

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 19, 2026

By: /s/ Aleksejus Klimanovas

Title: Chief Executive Officer

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